Catalytica Energy Systems Reports Fourth Quarter and Fiscal 2004 Financial Results

GILBERT, AZ -- 02/24/2005 -- Catalytica Energy Systems, Inc. (NASDAQ: CESI), a leading provider of innovative emissions solutions for the power generation and transportation industries, today reported financial results for the fourth quarter and full year ended December 31, 2004.

Total revenues for the fourth quarter of 2004 were $1,573,000, up 75% over revenues of $901,000 for the fourth quarter of 2003. For the fiscal year ended December 31, 2004, total revenues increased to $5,601,000, compared with prior year revenues of $3,498,000. Higher revenues in the most recent quarter and fiscal year reflected the addition of SCR catalyst and management services following the Company's acquisition of SCR-Tech, LLC in February 2004.

Net loss for the quarter was $3,328,000, or a loss of $0.19 per share, compared with a net loss of $3,248,000, or a loss of $0.18 per share, for the fourth quarter last year. Total cash, cash equivalents and short-term investments (collectively referred to as "cash") used during the fourth quarter of 2004 were $3,329,000, an improvement of 12% from $3,802,000 used in the corresponding period of 2003.

For the full year, net loss was reduced to $13,269,000, or a loss of $0.74 per share, compared with a net loss in 2003 of $14,399,000, or a loss of $0.81 per share. Total cash consumption during the year was $17,090,000, compared with $14,088,000 during 2003. Excluding SCR-Tech acquisition-related costs of $4,300,000, the total change in net cash for 2004 was $12,790,000. At fiscal year-end 2004, the Company's cash position totaled $35.6 million.

"Our fourth quarter and full-year financial results reflect significant top line growth contributed by our SCR services business, and continued progress in managing expenses throughout the organization," said Mike Murry, president and CEO of Catalytica Energy Systems. "The positive impact of the SCR-Tech acquisition along with a disciplined focus on controlling costs resulted in a 60% increase in annual revenues, a 12% reduction in full-year selling, general and administrative expenses, and a 9% decline in cash used for the year, excluding acquisition-related costs.

"In addition to our favorable financial performance, we continue to make important strides operationally to further position ourselves to achieve both our near and long-term strategic objectives. Over the past year, we strengthened our business by expanding our portfolio of commercial NOx control products and services across new and growing markets. We have also made notable progress in advancing our commercialization efforts associated with the development of innovative emissions solutions for diesel engines and gas turbine applications. Our diesel activities, in particular, have gained significant momentum in recent months. In 2004, we completed numerous test activities and demonstration projects with leading diesel industry companies, we secured funding from government agencies to help support continued technology advances, and we made excellent technical progress associated with optimizing our diesel fuel processing technology for multiple engine applications. These achievements have positioned us to pursue field demonstrations of our diesel NOx reduction solutions in the coming year, and have enabled us to gain solid traction in our ongoing discussions with diesel OEMs, systems integrators and industry suppliers relating to joint development and commercialization opportunities."

New Developments

Catalytica Energy Systems is reporting today that it has signed Memorandums of Understanding (MOUs) with two separate companies in the diesel industry relating to its diesel emissions reduction solutions for both new engine and retrofit mobile diesel engine applications. Under the terms of the MOUs, each company has committed to evaluate further in the coming year Catalytica Energy Systems' diesel fuel processing technology and its commercial prospects with the intent of entering into a more formal business alliance relating to joint development and commercialization.

With regard to its gas turbine activities, the Company is reporting today an update on the status of its testing with GE Power Systems associated with the application of its Xonon Cool Combustion® system to the 10 megawatt GE10 gas turbine. Following the accomplishment of various catalyst and other combustion system hardware modifications during 2004, both companies have recently completed a second round of full-scale, on-engine tests. During these most recent test activities, the Xonon-equipped GE10 successfully demonstrated NOx emissions well below 3 ppm at base-load operating conditions. Both companies are currently conducting a more in-depth review of the positive results achieved in recent testing, and plan to determine next steps for the Xonon-equipped GE10 program by mid-2005.

Catalytica Energy Systems is also reporting today the completion of a two-year joint development agreement with Solar Turbines, which culminated in a full-scale rig test of the jointly designed catalytic combustion system. Despite the successful demonstration of NOx emissions less than 2 ppm on the rig, Catalytica Energy Systems and Solar Turbines do not intend to pursue further development of a Xonon-equipped Taurus™ 70 gas turbine at the present time. Catalytica Energy Systems continues to carefully allocate its resources and priorities commensurate with opportunities it believes will contribute more significantly to the near-term growth of the business, and remains committed to advancing development and commercialization activities associated with Xonon Cool Combustion as funded by OEM partners.

2004 Operational Highlights

SCR Catalyst and Management Services

--  Successfully completed our acquisition of SCR-Tech
--  Strategically broadened our product and service offerings to the growing emissions control market for coal-fired power plants and other fossil fuel-fired power generating facilities
--  Secured a fleet-wide service contract with AES
--  Serviced 17 plant sites for 17 different customers, and received 24 purchase orders for a variety of SCR services, including three cleaning and regeneration contracts with leading utilities
--  Hired vice president of sales for SCR-Tech to increase sales activity and further capitalize on the growth prospects for SCR catalyst and management services
Emissions Control Solutions for Diesel Engines
--  Secured more than $800,000 in funding for diesel emissions reduction programs
    --  Awarded a $480,000 contract from the Electricity Innovation
        Institute (E2I), an affiliate of the Electric Power Research
        Institute (EPRI), and supported by The Public Interest Energy
        Research (PIER) program of the California Energy Commission
        (CEC) and Hawaiian Electric Company, Inc. (HECO), for the Phase
        I development of a greater than 90% NOx reduction system for stationary diesel engines
    --  Awarded $330,000 in funding from the Texas Commission on
        Environmental Quality (TCEQ) to help support our plans to
        conduct an on-road demonstration of our mobile diesel retrofit solution in 2005
--  Made significant technical progress in the development of our mobile diesel retrofit solution
    --  Realized solid advances in increasing the NOx reduction capability of the system and optimizing its use for multiple diesel engine applications
    --  Advanced from subscale rig test activities to successful completion of full-scale, in-house prototype engine tests, with plans now in place for an on-road demonstration in 2005
    --  Entered into an agreement with the City of Denton, Texas for the use of two heavy-duty diesel trucks for on-road demonstration
--  Successfully completed numerous full-scale engine tests and demonstrations of our diesel fuel processor technology for new mobile diesel engine applications
    --  Tests conducted throughout the year with multiple diesel OEMs and systems integrators at their facilities
    --  Completion of test activities provided further validation of the highly efficient and rapid regeneration capabilities of our technology and its ability to significantly improve the overall performance of NOx adsorber catalyst systems
    --  Test results consistently demonstrated significant NOx reduction in excess of 90% with a total fuel system usage of less than 3%
    --  Favorable results from these test activities resulted in commitments by several companies to pursue further testing in 2005
--  Initiated a development program to extend application of our technology to stationary diesel generators
    --  Successfully completed Phase I of a three-phase development and demonstration program
    --  Achieved a greater than 90% reduction in NOx for the duration of a 100-hour engine demonstration while operating at steady state on a full-scale 8.3 liter diesel generator set
NOx Control Solutions for Gas Turbines
--  Together with GE Power Systems, we accomplished various modifications to the catalyst and other hardware to optimize the combustion system performance within a GE10 gas turbine environment.  Completion of these modifications enabled us to proceed to a second round of full-scale engine tests, during which the Xonon-equipped GE10 successfully demonstrated NOx emissions well below 3 ppm at base-load operating conditions
--  Our Xonon Cool Combustion system has continued to demonstrate NOx emissions consistently well below its 3 ppm guarantee as part of Kawasaki's
    1.4 MW GPB15X cogeneration system through more than 25,000 hours of operation at commercial sites.
--  We completed a two-year joint development program with Solar Turbines relating to the application of Xonon to Solar's Taurus™ 70 gas turbine, culminating in the successful demonstration of NOx emissions less than 2 ppm in a full-scale rig test.  Despite positive test results, we and Solar do not intend to pursue further development of a Xonon-equipped Taurus 70 at the present time.
2005 Outlook

Catalytica Energy Systems is committed to driving revenue growth in 2005. However, uncertainties remain regarding the amount and timing of revenues associated with SCR-Tech service contracts in the coming year and the amount of outside funding available for research and development programs, which preclude the Company from projecting full-year revenues with accuracy at this time.

"Revenue growth in 2004 was driven primarily by the addition of SCR catalyst and management services," commented Murry. "However, orders for SCR catalyst cleaning and regeneration services in the coming year have proven slower to develop than we had anticipated. Accordingly, we are working to strengthen SCR-Tech's sales and marketing activities with the objective of developing new sales channels to broaden our reach in the marketplace and further expand our customer base. We are also taking steps to strengthen SCR-Tech's management team to help us capitalize on the exciting growth prospects we see ahead for SCR catalyst and management services."

Catalytica Energy Systems projects that its total cash consumption for the year, excluding a net $725,000 SCR-Tech acquisition-related payment to be made in 2005, will be in the range of $12.5 million to $14.0 million. This guidance is based upon the prospects for increased sales activity in its SCR services business, the potential availability of outside funding, and the Company's continued focus on fiscal discipline throughout the organization. These projections also include Catalytica Energy Systems' plans for an increased investment in its diesel activities in the coming year associated with advancing the commercialization of its mobile retrofit product and building production capability.

On the Company's outlook for 2005, Murry continued, "The coming year provides an opportunity to build upon the strong foundation we laid in 2004 and the positive momentum we have recently achieved in our diesel and gas turbine activities. Our key objectives in 2005 center around maximizing our near-term revenue streams, and solidifying our longer-term growth prospects.

"In addition to a focus on growing our SCR services business, our goals for 2005 include balancing a continued focus on managing our cash position with successful execution on our plan to further accelerate the development and commercialization of our diesel and gas turbine NOx reduction solutions. In our diesel activities, we intend to build on the technical and test successes achieved over the past year by demonstrating the performance of our diesel fuel processing system in the field, and advancing the development of our mobile retrofit technology to an EPA verification-ready solution. We are also focused on translating recently signed MOUs and other ongoing discussions with prospective partners to joint development and commercialization agreements. With respect to our Xonon Cool Combustion product for gas turbines, we remain committed to meeting customer expectations for performance, reliability and service, and to expanding its commercial availability in additional gas turbine models with commensurate OEM support."

2005 Target Product Development Milestones

--  Secure a commercialization agreement with a strategic diesel industry partner associated with our mobile diesel retrofit product
--  Complete on-road demonstration of diesel retrofit product
--  Advance development of mobile diesel retrofit product from field demonstration to an EPA verification-ready solution
--  Secure additional funding for stationary diesel engine program to enable us to pursue a 1000-hour field demonstration at an end-user site
--  Secure a joint development agreement and committed funding from a strategic diesel industry partner associated with our OEM product for new mobile engine applications
--  Determine next steps for Xonon-equipped GE10 program
Catalytica Energy Systems will host a conference call and webcast today, Thursday, February 24, 2005, at 4:45 PM Eastern Time (1:45 PM Pacific Time) to discuss its financial results, an update on the business, and its outlook for 2005. Interested parties are invited to listen to the call over the Internet by accessing the Company's website at www.CatalyticaEnergy.com. Webcast participants should allot extra time before the webcast begins to register, and, if necessary, download and install audio software. Alternatively, interested parties may access the call by dialing 1-800-510-9691 (1-617-614-3453 for international callers), using passcode 58740572. An archived version of the webcast will be available for replay on the Company's website beginning approximately two hours following the conclusion of the live call and continuing for a period of 30 days. A replay of the call will also be available via telephone through March 3, 2005. To access the replay, dial 1-888-286-8010 (1-617-801-6888 for international callers), using passcode 43490250.

Catalytica Energy Systems is a leading provider of innovative emissions solutions designed to ease the environmental impact of combustion-related applications in the power generation and transportation industries. Through its SCR-Tech subsidiary (www.scr-tech.com), the Company offers a variety of services for coal-fired power plants and other fossil fuel-fired power generation facilities that use selective catalytic reduction (SCR) systems to reduce nitrogen oxides (NOx) emissions. These services include SCR catalyst cleaning and regeneration, as well as SCR system management and consulting services to optimize efficiency and reduce overall operating and maintenance costs. Catalytica Energy Systems' other business activities include the design, development and manufacture of advanced products based on its proprietary catalyst and fuel processing technologies to offer cost-effective solutions for reducing NOx emissions from diesel engines and natural gas-fired turbines. The Company's diesel fuel processing technology is designed to enable significant NOx reduction from mobile, stationary and off-road diesel engines to meet the growing diesel emissions challenge. Catalytica Energy Systems' Xonon Cool Combustion® system offers a breakthrough pollution prevention approach for gas turbines to achieve ultra-low emissions power generation through a proprietary catalytic combustion process. Other activities include the development of fuel processing systems for fuel cell applications in stationary, auxiliary and back-up power applications. Find Catalytica Energy Systems on the Worldwide Web at www.CatalyticaEnergy.com.

This news release contains forward-looking statements regarding Catalytica Energy Systems' 2005 financial projections, including revenues and cash usage; the Company's ability to strengthen SCR-Tech's business activities and generate sales growth from SCR catalyst and management services; the Company's ability to maintain a reduced expense structure and balance managing its cash position with successful execution on its plan to accelerate the development and commercialization of its diesel and gas turbine NOx reduction solutions; Catalytica Energy Systems' near and long-term growth prospects; the timing and prospects associated with field demonstrations of the Company's NOx reduction solutions for diesel engines and Catalytica Energy Systems' ability to advance its mobile diesel retrofit solution to an EPA verification-ready solution; the timing and prospects associated with securing joint development agreements with strategic diesel industry partners; Catalytica Energy Systems' ability to secure additional funding for its stationary diesel genset program; and the timing and prospects associated with defining a forward program for the Xonon-equipped GE10. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, among others: that Catalytica Energy Systems may not be able to accurately predict future financial performance; that its financial guidance could be impacted by any cash outlays for additional business acquisitions and any unforeseen expenditures relating to its ongoing business activities; possible fluctuations in economic conditions affecting the markets for Catalytica Energy Systems' products; the risk that a market may not develop or be maintained for Catalytica Energy Systems' products and services; that there may be unanticipated events that could impact the Company's ability to fully integrate the SCR-Tech business; difficulties or delays in strengthening SCR-Tech's sales and marketing activities or management team; changes in the environmental requirements relating to NOx emissions; that marketing, project development and installation timelines and regulatory review outcomes are uncertain; that there may be unanticipated technical, commercial or other setbacks related to the incorporation of Xonon into the GE10, or other gas turbines, which could result in delays in commercial shipments; that there may be unanticipated technical, commercial or other setbacks related to Catalytica Energy Systems' emissions reduction solutions for diesel engines; that changes may occur in the arrangements between Catalytica Energy Systems and its OEM partners for the supply of Xonon-equipped gas turbines; that Catalytica Energy Systems may be unable to maintain current or develop future strategic relationships for its products and services, including with OEMs, other strategic partners, and utility customers; that any decision on the part of an OEM or other strategic partner not to pursue development or commercialization of its products could negatively adversely impact our business or results of operations; and the other risks set forth in Catalytica Energy Systems' most recently filed Form 10-K and subsequent Forms 10-Q filed with the Securities and Exchange Commission. Catalytica Energy Systems undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this release.

Editor's Note: Xonon and Xonon Cool Combustion are registered trademarks of Catalytica Energy Systems, Inc. Mountain View, CA, USA

Catalytica Energy Systems, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

                                    Three Months Ended     Year Ended
                                       December 31,        December 31,
                                      2004      2003      2004      2003
                                    --------  --------  --------  --------

Total revenues                      $  1,573  $    901  $  5,601  $  3,498

Costs and expenses:
   Cost of revenues                    1,809       921     5,227     4,341
   Research and development            1,821     1,641     7,498     6,919
   Selling, general
    and administrative                 1,322     1,738     6,339     7,224
                                    --------  --------  --------  --------

Total costs and expenses               4,952     4,300    19,064    18,484

  Operating loss                      (3,379)   (3,399)  (13,463)  (14,986)

Interest and other income, net            51       151       194       587
                                    --------  --------  --------  --------

  Net loss                          $ (3,328) $ (3,248) $(13,269) $(14,399)
                                    ========  ========  ========  ========

Basic and diluted net
 loss per share                     $  (0.19) $  (0.18) $  (0.74) $  (0.81)
                                    ========  ========  ========  ========

Weighted average shares used in
 computing net loss per share         17,890    17,735    17,850    17,669
                                    ========  ========  ========  ========

Catalytica Energy Systems, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

                                                 December 31,  December 31,
                                                     2004         2003
                                                  ---------    ---------
                                                 (unaudited)
ASSETS:

  Cash, cash equivalents and
   short-term investments                         $  35,592    $  52,682
  Accounts receivable, net                            1,222          567
  Inventory                                             474          460
  Other current assets                                  601          527
                                                  ---------    ---------
    Total current assets                             37,889       54,236

  Property and equipment, net                         7,477        7,076
  Goodwill                                            4,257            -
  Other intangible assets, net                        1,584            -
  Other assets                                          310          373
                                                  ---------    ---------
    Total assets                                  $  51,517    $  61,685
                                                  =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY:

  Accounts payable and accrued liabilities        $   2,776    $   3,381
  Current portion of long-term debt                     748          135
                                                  ---------    ---------
    Total current liabilities                         3,524        3,516

  Long-term debt and other long-term liabilities      5,654        2,942

  Stockholders' equity                               42,339       55,227
                                                  ---------    ---------
    Total liabilities and stockholders' equity    $  51,517    $  61,685
                                                  =========    =========

CONTACT:
Megan Meloni
Investor Relations
650-940-6253